As filed with the Securities and Exchange Commission on June 11, 2010

Registration No. 333-165890

Securities and Exchange Commission

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIVERSEY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2840	80-0010497
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8310 16th Street

Sturtevant, Wisconsin 53177-0902

(262) 631-4001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott D. Russell

Senior Vice President, General Counsel and Secretary

Diversey Holdings, Inc.

8310 16th Street, P.O. Box 902

Sturtevant, Wisconsin 53177-0902

(262) 631-4001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Elizabeth C. Kitslaar

Edward B. Winslow

Jones Day

77 West Wacker Drive

Chicago, Illinois 60601

(312) 782-3939

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
10.50% Senior Notes due 2020 (3)	$262,468,750	100%	$262,468,750	$18,714 (4)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act.
(2)	The registration fee has been calculated in accordance with Rule 457(f)(2) under the Securities Act.
(3)	Reflects an increase of $12,468,750 to the aggregate initial principal amount of notes to reflect the accrual of non-cash interest.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-4 is being filed solely for the purpose of filing updated Exhibits 5.1 and 23.1. This Amendment No. 3 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus has been omitted from this Amendment No. 3, and this Amendment No. 3 consists only of the facing page, this explanatory note and Part II of the Registration Statement.

PART II

Information Not Required in Prospectus

Item 20.	Indemnification of Directors and Officers.

Delaware

Delaware General Corporation Law

The Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify any such person for costs actually and reasonably incurred by him in connection with that action’s defense or settlement, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that the indemnity is proper.

The Delaware General Corporation Law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Delaware General Corporation Law.

Under the Delaware General Corporation Law, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

(1)	by a majority vote of the directors who are not parties to the action, suit or proceeding;

(2)	by a committee of directors designated by a majority vote of directors who are not parties to the action, suit or proceeding, even if less than a quorum;

(3)	if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion; or

(4)	by the stockholders.

Diversey Holdings, Inc.

The certificate of incorporation of Diversey Holdings, Inc. provides that the corporation will indemnify the directors of the corporation to the fullest extent permitted by the Delaware General Corporation Law; provided that, except as provided in Holdings’ bylaws, the corporation will not be obligated to indemnify a director of the corporation for an action, suit or proceeding instituted by such director, unless such action, suit or proceeding was authorized by the board of directors of Holdings.

Holdings’ bylaws provide that the corporation will indemnify each person who was or is made a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or while serving as a director or officer of the corporation, is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity to the full extent permitted by the Delaware General Corporation Law and other applicable law against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that in the case of an action or suit by or in the right of the corporation, such indemnification will be limited to expenses actually and reasonably incurred and no indemnification will be made for any claim, issue or matter that such person has been adjudged to be liable to the corporation unless the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity. Provided, further, that the corporation will not be obligated to indemnify any director or officer of the corporation for a proceeding initiated by such person, unless such proceeding was authorized by the board of directors of Holdings.

Holdings has also entered into separate indemnification agreements with each of CMH and CD&R Investor. Under these indemnification agreements, Holdings has agreed to indemnify CMH, CD&R Investor, certain of their affiliates and certain of their respective employees, partners and representatives for certain losses with respect to the Transactions, including with respect to securities filings, and certain losses arising out of service as a director or officer of Holdings or its subsidiaries, including certain alleged breaches of fiduciary duties by such indemnified parties. The indemnification agreement with CD&R Investor also provides indemnification for losses arising out of the performance of services by CD&R Investor and certain of its affiliates, employees, partners and representatives for Holdings and its subsidiaries.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

The following exhibits are included as exhibits to this Registration Statement.

Exhibit Number	Exhibit Description
2.1	Investment and Recapitalization Agreement with Form of Stockholders Agreement, dated as of October 7, 2009, by and among JohnsonDiversey Holdings, Inc., CDR Jaguar Investor Company, LLC, SNW Co., Inc. and Commercial Markets Holdco, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on October 14, 2009 (the “October 14, 2009 Form 8-K”))

3.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on December 1, 2009 (the “December 1, 2009 Form 8-K”))

3.2	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on March 2, 2010)

3.3	Second Amended and Restated By-Laws of the Company (incorporated by reference as Exhibit 3.2 to the December 1, 2009 Form 8-K)

4.1	Common Stock Purchase Warrant of the Company, dated as of November 24, 2009 and Assignment and Joinder Agreement dated as of December 22, 2009 between Marga B.V. as assignor and Unilever Swiss Holding AG as assignee (incorporated by reference as Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2010)

Exhibit Number	Exhibit Description
4.2	Registration Rights Agreement, dated as of November 24, 2009, among the Company and each of the stockholders of the Company party thereto (incorporated by reference as Exhibit 4.2 to the December 1, 2009 Form 8-K)

4.3	Indenture, dated as of November 24, 2009, between the Company and Wilmington Trust FSB, as trustee, relating to the 10.50% senior notes due 2020 of the Company (incorporated by reference as Exhibit 4.5 to the December 1, 2009 Form 8-K)

4.4	Exchange and Registration Rights Agreement, dated as of November 24, 2009, between the Company and the purchasers party thereto (incorporated by reference as Exhibit 4.6 to the December 1, 2009 Form 8-K)

5.1	Opinion of Jones Day**

10.1	Redemption Agreement, dated as of October 7, 2009, by and among JohnsonDiversey Holdings, Inc., JohnsonDiversey, Inc., Commercial Markets Holdco, Inc., Unilever, N.V., Marga B.V. and Conopco, Inc. (incorporated by reference to Exhibit 10.1 to the October 14, 2009 Form 8-K)

10.2	Amendment No. 1 to the Redemption Agreement, dated November 20, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on November 25, 2009)

10.3	Stockholders Agreement, dated as of November 24, 2009, among the Company, Commercial Markets Holdco, Inc., SNW Co., Inc., the CD&R Investor Parties and any stockholder of the Company who becomes a party thereto (incorporated by reference as Exhibit 10.1 to the December 1, 2009 Form 8-K)

10.4	Indemnification Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., the Company, the CD&R Investor Parties, Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R and Clayton Dubilier & Rice, Inc. (incorporated by reference as Exhibit 10.2 to the December 1, 2009 Form 8-K)

10.5	Indemnification Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., the Company and Commercial Markets Holdco, Inc. (incorporated by reference as Exhibit 10.3 to the December 1, 2009 Form 8-K)

10.6	Consulting Agreement, dated November 24, 2009, among JohnsonDiversey, Inc., the Company and Clayton, Dubilier & Rice, Inc. (incorporated by reference as Exhibit 10.4 to the December 1, 2009 Form 8-K)

10.7	Credit Agreement, dated as of November 24, 2009, among, inter alia, JohnsonDiversey, Inc., as a borrower, the Company, the lenders and issuers party thereto, as lenders, Citibank, N.A., as administrative agent, and the other parties thereto (incorporated by reference as Exhibit 10.8 to the December 1, 2009 Form 8-K)

10.8	Guaranty, dated as of November 24, 2009, made by JohnsonDiversey, Inc., the Company and certain of their U.S. subsidiaries in favor of the Guarantied Parties (as defined therein) (incorporated by reference as Exhibit 10.9 to the December 1, 2009 Form 8-K)

10.9	Guaranty, dated as of November 24, 2009, made by certain subsidiaries of JohnsonDiversey, Inc. organized outside of the United States in favor of the Guarantied Parties (as defined therein) (incorporated by reference as Exhibit 10.10 to the December 1, 2009 Form 8-K)

10.10	Pledge and Security Agreement, dated as of November 24, 2009, by the Grantors (as defined therein) in favor of the Principal Agent (as defined therein) (incorporated by reference as Exhibit 10.11 to the December 1, 2009 Form 8-K)

10.11	Asset and Equity Interest Purchase Agreement, dated May 1, 2006, by and among JD Polymer, LLC, JohnsonDiversey Holdings II B.V. and BASF Aktiengesellschaft (incorporated by reference as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 11, 2006 (the “May 11, 2006 Form 10-Q”))

Exhibit Number	Exhibit Description
10.12	First Amendment to Asset and Equity Interest Purchase Agreement, dated as of June 30, 2006, by and among JD Polymer, LLC, JohnsonDiversey Holdings II B.V. and BASF Aktiengesellschaft (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed with the SEC on July 7, 2006)

10.13	Umbrella Agreement in Respect of Professional Products among Unilever N.V., Unilever PLC and JohnsonDiversey, Inc., dated as of October 11, 2007 (incorporated by reference as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2007 (the “November 8, 2007 Form 10-Q”))***

10.14	Form of Amended and Restated Master Sales Agency Agreement among Unilever N.V., Unilever PLC and JohnsonDiversey, Inc. (incorporated by reference as Exhibit 10.2 to the November 8, 2007 Form 10-Q)***

10.15	Form of Master Sub-License Agreement in Respect of Professional Products among Unilever N.V., Unilever PLC and JohnsonDiversey, Inc. (incorporated by reference as Exhibit 10.3 to the November 8, 2007 Form 10-Q)***

10.16	Amendment No. 1 to Umbrella Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., Unilever and Unilever PLC (incorporated by reference as Exhibit 10.5 to the December 1, 2009 Form 8-K)

10.17	Amendment No. 1 to Master Sales Agency Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., Unilever and Unilever PLC (incorporated by reference as Exhibit 10.6 to the December 1, 2009 Form 8-K)

10.18	Amendment No. 1 to Master Sub-License Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., Unilever and Unilever PLC (incorporated by reference as Exhibit 10.7 to the December 1, 2009 Form 8-K)

10.19	Lease Amendment, Assignment and Assumption Agreement dated as of May 1, 2006 by and among S.C. Johnson & Son, Inc., JohnsonDiversey, Inc. and JD Polymer, LLC (incorporated by reference as Exhibit 10.1 to the May 11, 2006 Form 10-Q)

10.20	Lease Assignment and Assumption Agreement dated as of May 1, 2006 by and among S.C. Johnson & Son, Inc., Diversey, Inc. and JD Polymer, LLC (incorporated by reference as Exhibit 10.1 to the May 11, 2006 Form 10-Q)

10.21	Amended and Restated Lease Agreement between S.C. Johnson & Son, Inc. and Diversey, Inc., dated as of November 24, 2009 (Waxdale Lease) (incorporated by reference as Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2010 (the “March 18, 2010 Form 10-K”))***

10.22	Amended and Restated Agreement between S.C. Johnson & Son, Inc. and Diversey, Inc., dated as of November 24, 2009 (Brand License Agreement) (incorporated by reference as Exhibit 10.31 to the March 18, 2010 Form 10-K)***

10.23	Amended and Restated Supply Agreement between Diversey, Inc. and S.C. Johnson & Son, Inc., dated as of November 24, 2009 (S.C. Johnson & Son, Inc. as manufacturer) (incorporated by reference as Exhibit 10.32 to the March 18, 2010 Form 10-K)***

10.24	Receivables Sale Agreement dated as of December 10, 2008 between JohnsonDiversey Canada, Inc., as Originator and JWPR Corporation, as Buyer (incorporated by reference as Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2009 (the “March 27, 2009 Form 10-K”))

Exhibit Number	Exhibit Description
10.25	Amended and Restated Receivables Sale Agreement dated as of December 10, 2008 between JohnsonDiversey Canada, Inc., as Originator and JWPR Corporation, as Buyer (incorporated by reference as Exhibit 10.19 to the March 27, 2009 Form 10-K)

10.26	Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, the Commercial Paper Conduits From Time To Time Party Hereto, as Conduits, Certain Financial Institutions Party Hereto, and The Bank Of Nova Scotia, as a Managing Agent and as the Agent (incorporated by reference as Exhibit 10.20 to the March 27, 2009 Form 10-K)

10.27	Amendment No. 1 to Third Amended and Restated Receivables Purchase Agreement dated July 15, 2009, entered into among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as the sole Conduit, and The Bank of Nova Scotia, as agent and as the sole Financial Institution (in such capacity, the “Financial Institution” and together with the Conduit, the “Purchasers”), agreed and acknowledged by Diversey (incorporated by reference as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2009 (the “August 13, 2009 Form 10-Q”))

10.28	Amendment No. 2, dated as of August 17, 2009, to the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as sole Conduit and The Bank of Nova Scotia as Agent and the sole Financial Institution (incorporated by reference as Exhibit 10.37 to the March 27, 2009 Form 10-K)

10.29	Omnibus Consent and Amendment No. 3, dated as of November 24, 2009, to the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as sole Conduit and The Bank of Nova Scotia as Agent and the sole Financial Institution (incorporated by reference as Exhibit 10.38 to the March 18, 2010 Form 10-K)

10.30	Amendment No. 4, dated as of December 4, 2009, to the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as sole Conduit and The Bank of Nova Scotia as Agent and the sole Financial Institution (incorporated by reference as Exhibit 10.39 to the March 18, 2010 Form 10-K)

10.31	Deed of Assignment dated July 15, 2009, entered into between JWPR Corporation and JohnsonDiversey UK Limited, agreed and acknowledged by Liberty Street Funding LLC and The Bank of Nova Scotia (incorporated by reference as Exhibit 10.2 to the August 13, 2009 Form 10-Q)

10.32	Deed of Release and Assignment of Trust Property dated July 15, 2009, entered into among JWPR Corporation as buyer, The Bank of Nova Scotia as agent, and JohnsonDiversey UK Limited as Company (incorporated by reference as Exhibit 10.5 to the August 13, 2009 Form 10-Q)

10.33	Receivables Purchase Agreement, dated September 8, 2009, among JDER Limited, as seller, Hannover Funding Company LLC, as purchaser, Norddeutsche Landesbank Girozentrale, as agent, and JohnsonDiversey UK Limited, JohnsonDiversey France S.A.S. and JohnsonDiversey España S.L., as originators and as servicers (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on September 10, 2009 (the “September 10, 2009 Form 8-K”))

10.34	Post Closing Agreement, dated September 8, 2009, to the Receivables Purchase Agreement dated September 8, 2009 among JDER Limited, as seller, Hannover Funding Company LLC, as purchaser, Norddeutsche Landesbank Girozentrale, as agent, and JohnsonDiversey UK Limited, JohnsonDiversey France S.A.S. and JohnsonDiversey España S.L., as originators and as servicers (incorporated by reference as Exhibit 10.43 to the March 18, 2010 Form 10-K)

Exhibit Number	Exhibit Description
10.35	First Amendment, dated November 12, 2009, to the Receivables Purchase Agreement dated September 8, 2009 among JDER Limited, as seller, Hannover Funding Company LLC, as purchaser, Norddeutsche Landesbank Girozentrale, as agent, and JohnsonDiversey UK Limited, JohnsonDiversey France S.A.S. and JohnsonDiversey España S.L., as originators and as servicers (incorporated by reference as Exhibit 10.44 to the March 18, 2010 Form 10-K)

10.36	Omnibus Amendment, dated as of November 24, 2009, to the (i) Receivables Purchase Agreement, dated as of September 8, 2009, (as amended by the Post Closing Agreement dated September 8, 2009, and the First Amendment to Receivables Purchase Agreement dated November 12, 2009), (ii) the Sale Agreements, each dated September 8, 2009, (iii) the Performance Guaranty, dated September 8, 2009 and (iv) the Intercreditor Agreement, dated September 8, 2009, by and among JDER Limited, as the seller, JohnsonDiversey UK Limited, as an originator and a servicer, JohnsonDiversey France S.A.S., as an originator and a servicer, JohnsonDiversey España S.L., as an originator and a servicer, Hannover Funding Company LLC, as the purchaser, Norddeutsche Landesbank Girozentrale, as agent, and acknowledged and agreed to by JohnsonDiversey, Inc., as performance guarantor, Citicorp USA, INC., as original senior credit agent under the Intercreditor Agreement and Citibank, N.A., as administrative agent under the Intercreditor Agreement (incorporated by reference as Exhibit 10.45 to the March 18, 2010 Form 10-K)

10.37	Receivables Sale Agreement, dated September 8, 2009, between JDER Limited, as assignee, and JohnsonDiversey UK Limited, as originator (incorporated by reference to Exhibit 10.2 to the September 10, 2009 Form 8-K)

10.38	French Receivables Sale Agreement, dated September 8, 2009, between JDER Limited, as assignee, and JohnsonDiversey France S.A.S., as the French originator (incorporated by reference to Exhibit 10.3 to the September 10, 2009 Form 8-K)

10.39	Spanish Sale Agreement, dated September 8, 2009, among JohnsonDiversey España S.L., as Spanish originator, JDER Limited and Norddeutsche Landesbank Girozentrale, as agent (incorporated by reference to Exhibit 10.4 to the September 10, 2009 Form 8-K)

10.40	Performance Guaranty Agreement, dated September 8, 2009, by JohnsonDiversey, Inc., as guarantor, in favor of Norddeutsche Landesbank Girozentrale, as agent (incorporated by reference to Exhibit 10.5 to the September 10, 2009 Form 8-K)

10.41	Stock Purchase Agreement by and among JWP Investments, Inc., Sorex Holdings, Ltd. and Whitmire Holdings Inc. dated as of June 9, 2004 (incorporated by reference as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 25, 2004)

10.42	Long-Term Cash Incentive Plan, effective as of January 1, 2006 (incorporated by reference as Exhibit 10.56 to the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2007 (the “March 22, 2007 Form 10-K”))****

10.43	Profit Sharing Plan, effective as of January 1, 2007 (incorporated by reference as Exhibit 10.57 to the March 22, 2007 Form 10-K)****

10.44	Amended and Restated Performance Bonus Opportunity Plan for Key Executives and Officers (incorporated by reference as Exhibit 10.54 to the March 22, 2007 Form 10-K)****

10.45	Agreement between JohnsonDiversey, Inc. (formerly known as S.C. Johnson Commercial Markets, Inc.) and S. Curtis Johnson III, dated December 6, 2001 (incorporated by reference as Exhibit 10.30 to the Registration Statement on Form S-4 of Diversey filed with the SEC on July 31, 2002 (File No. 333-97427) (the “Diversey Form S-4”))****

10.46	Level I Employment Agreement between JohnsonDiversey, Inc. and Edward F. Lonergan, dated September 15, 2008 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on September 18, 2008 (the “September 18, 2008 Form 8-K”))****

Exhibit Number	Exhibit Description
10.47	Level I Employment Agreement between JohnsonDiversey, Inc. and Scott D. Russell, dated September 15, 2008 (incorporated by reference to Exhibit 10.3 to the September 18, 2008 Form 8-K)****

10.48	Level I Employment Agreement between JohnsonDiversey, Inc. and Pedro Chidichimo, dated September 15, 2008 (incorporated by reference to Exhibit 10.4 to the September 18, 2008 Form 8-K)****

10.49	Level I Employment Agreement between JohnsonDiversey, Inc and Norman Clubb, dated January 4, 2010 (incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on January 7, 2010)****

10.50	Employment Agreement between JohnsonDiversey, Inc. (formerly known as S.C. Johnson Commercial Markets, Inc.) and David S. Andersen, dated November 8, 1999 (incorporated by reference as Exhibit 10.36 to the Diversey
Form S-4)****

10.51	Form of Level I Employment Agreement provided to certain executive officers of JohnsonDiversey, Inc. (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2008 (the “November 6, 2008 Form 10-Q”))****

10.52	Form of Level II Employment Agreement provided to certain officers of JohnsonDiversey, Inc. (incorporated by reference to Exhibit 10.7 to the November 6, 2008 Form 10-Q)****

10.53	Form of Level III Employment Agreement provided to certain officers of JohnsonDiversey, Inc. (incorporated by reference to Exhibit 10.8 to the November 6, 2008 Form 10-Q)****

10.54	Separation and Release Agreements between JohnsonDiversey, Inc. and Edward J. Kennedy, both dated November 17, 2008 (incorporated by reference as Exhibit 10.36 to the March 27, 2009 Form 10-K)****

10.55	Separation and Release Agreements between JohnsonDiversey, Inc. and Joseph F. Smorada, the former Executive Vice President and Chief Financial Officer of Diversey and the Company (incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K, filed with the SEC on January 19, 2010)****

10.56	Stock Incentive Plan and ancillary forms and agreements of the Company, dated as of January 11, 2010 (incorporated by reference as Exhibit 10.69 to the March 18, 2010 Form 10-K)

10.57	Director Stock Incentive Plan and ancillary forms and agreements of the Company, dated as of February 18, 2010 (incorporated by reference as Exhibit 10.70 to the March 18, 2010 Form 10-K)

10.58	Amendment No. 1 to Receivables Sale Agreement dated as of March 25, 2010 made between Diversey (f/k/a JohnsonDiversey, Inc.) and JWPR Corporation (incorporated by reference as Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company filed with the SEC on May 13, 2010 (the “May 13, 2010 Form 10-Q”))

10.59	Amendment No. 5 to Third Amended and Restated Receivables Purchase Agreement dated as of March 25, 2010 entered into among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as the sole Conduit, and The Bank of Nova Scotia, as agent and as the sole Financial Institution (incorporated by reference as Exhibit 10.2 to the May 13, 2010 Form 10-Q)

12.1	Statement Regarding Computation of Ratios*
21.1	Subsidiaries of Diversey Holdings, Inc.*

23.1	Consent of Ernst & Young LLP**

23.2	Consent of Jones Day (included as part of its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney*

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust FSB, on Form T-1*

99.1	Form of Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Form of Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner*

*	Previously filed.
**	Filed herewith.
***	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.
****	Management contract or compensatory plan.

(b) Financial Statement Schedules.

Schedule I – Condensed Financial Information of Registrant

Schedule I - Condensed Financial Information

JOHNSONDIVERSEY HOLDINGS, INC. (PARENT COMPANY ONLY)

CONDENSED BALANCE SHEETS

(dollars in thousands)

	December 31, 2009	December 31, 2008
ASSETS

Cash and cash equivalents	$273	$105
Accounts receivable	—	4
Other current assets	979	—
Goodwill, net	17,328	17,328
Deferred income taxes	9,234	15,562
Investment in subsidiaries	704,804	714,496
Other assets	25,705	9,144

Total assets	$758,323	$756,639

LIABILITIES, CLASS B COMMON STOCK AND STOCKHOLDERS’ EQUITY

Accounts payable – related parties	$92,247	$437
Accrued expenses	2,699	5,539
Long-term borrowings	240,066	388,983
Long term payables – related parties	—	1,050

Total liabilities	335,012	396,009

Commitments and contingencies

Class B common stock subject to put and call options at December 31, 2008 – $0.01 par value; 3,000 shares authorized; 1,960 shares issued and outstanding	—	456,875

Stockholders’ equity:

Class A common stock at December 31, 2009 – $0.01 par value; 200,000,000 shares authorized; 99,764,706 shares issued and outstanding	998	—
Class B common stock at December 31, 2009 – $0.01 par value; 20,000,000 shares authorized; 0 shares issued and outstanding	—	—
Capital in excess of par value	549,512	85,344
Accumulated deficit	(342,515)	(293,806)
Accumulated OCI	215,316	112,217

Total stockholders’ equity (deficit)	423,311	(96,245)

Total liabilities, class B common stock and stockholders’ equity	$758,323	$756,639

The accompanying notes are an integral part of the condensed financial statements

Schedule I - Condensed Financial Information

JOHNSONDIVERSEY HOLDINGS, INC. (PARENT COMPANY ONLY)

CONDENSED STATEMENTS OF OPERATIONS

(dollars in thousands)

	Fiscal Year Ended
	December 31, 2009	December 31, 2008	December 28, 2007
Net sales	$—	$—	$—
Cost of sales	—	—	—

Gross profit	—	—	—
Operating expenses	36	1,119	32

Operating loss	(36)	(1,119)	(32)
Other expense (income):
Interest expense	45,587	47,824	46,510
Notes redemption and other costs	23,387
(Income) loss from subsidiaries	(7,869)	11,762	86,631

Loss before taxes	(61,141)	(60,705)	(133,173)
Income tax provision (benefit)	(13,960)	(6,233)	(1,312)

Income from continuing operations	(47,181)	(54,472)	(131,861)
Income (loss) from discontinued operations	(1,444)	(5,049)	89

Net income (loss)	$(48,625)	$(59,521)	$(131,772)

The accompanying notes are an integral part of the condensed financial statements

Schedule I - Condensed Financial Information

JOHNSONDIVERSEY HOLDINGS, INC. (PARENT COMPANY ONLY)

CONDENSED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Fiscal Year Ended
	December 31, 2009	December 31, 2008	December 28, 2007
Cash flows from operating activities:
Net cash used in operating activities	$21,018	$(43,352)	$(21,676)

Cash flows from investing activities:
Dividend income	131,828	43,352	21,676

Net cash provided by investing activities	131,828	43,352	21,676
Cash flows from financing activities:
Proceeds from long-term borrowings	240,066	—	—
Repayments of long-term borrowings	(388,984)	—	—
Repayment of related party long term note	(1,050)	—	—
Payment of costs for equity redemption and issuance	(32,875)	—	—
Proceeds from the issuance of new class A common stock	486,900	—	—
Redemption of class B common stock	(445,948)	—	—
Payment of debt issuance costs	(10,787)	—	—

Net cash used in financing activities	(152,678)	—	—

Change in cash and cash equivalents	168	—	—
Beginning balance	105	105	105

Ending balance	$273	$105	$105

The accompanying notes are an integral part of the condensed financial statements

DIVERSEY HOLDINGS, INC. (PARENT COMPANY ONLY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

December 31, 2009

(dollars in thousands)

(1)	Basis of Presentation

The accompanying condensed financial statements summarize the financial position of Diversey Holdings, Inc. (formerly JohnsonDiversey Holdings, Inc., “Holdings” and the “Company”) as of December 31, 2009 and December 31, 2008, and the results of operations and cash flows for the Company for the fiscal years ended December 31, 2009, December 31, 2008 and December 28, 2007. In these statements, the Company’s investment in subsidiaries is stated at cost plus equity in undistributed earnings of subsidiaries. These condensed financial statements should be read in conjunction with the Company’s consolidated financial statements.

In fiscal 2008, in order to eliminate the historical difference in the presentation of total stockholders’ equity between the Company’s parent company only condensed balance sheet and the Company’s consolidated balance sheets, the Company’s investment in subsidiaries was adjusted to include the accumulated other comprehensive income of its subsidiaries. In the year ended December 31, 2008, the adjustment resulted in the Company increasing its total stockholders’ equity and investment in subsidiaries by $108,746. In the year ended December 28, 2007, the Company restated its condensed balance sheet, increasing total stockholders’ equity and investment in subsidiaries by $295,478.

The Company wholly owns the shares of Diversey, Inc. (formerly JohnsonDiversey, Inc. and “Diversey”) except for one share which is owned by S.C. Johnson & Son, Inc. (“SCJ”). The Company is a holding company and its sole business interest is the ownership and control of Diversey and its subsidiaries.

(2)	Long-term borrowings

New Holdings Senior Notes

In connection with the recapitalization and refinancing of the Company (see Note 3), the Company issued $250,000 of 10.50% senior notes that mature on May 15, 2020 (“New Holdings Senior Notes”). The Company used the net proceeds from this offering to provide funds necessary to consummate a portion of the Transactions, including to fund the repurchase of its common equity ownership interests (Class B common stock subject to put and call options at December 31, 2008) previously held by an affiliate of Unilever. Prior to November 15, 2014, the Company may elect to pay interest on the notes in cash or by increasing the principal amount of the notes. From and after November 15, 2014 cash interest will accrue on the notes and be payable semi-annually in arrears. The Company has the option, at various dates, to redeem portions of the notes prior to maturity. The Company may be required to make an offer on all or part of the notes, at the discretion of the holder, if certain conditions are met, including change in control of the Company and certain asset sales. The notes are not guaranteed by Diversey or any of its subsidiaries.

The net proceeds of the offering, after deducting original issue discount of $10,000, but before estimated offering expenses, were approximately $240,000.

The New Holdings Senior Notes are unsecured and are not guaranteed by any of Company’s subsidiaries. The indenture agreement underlying these notes contains certain covenants and events of default that the Company believes are customary for indentures of this type.

In connection with the issuance and sale of these notes, the Company entered into an exchange and registration rights agreement, pursuant to which, the Company agreed to either offer to exchange the notes for substantially similar notes that are registered under the Securities Act of 1933, as amended, or, in certain circumstances, register the resale of the notes.

Previously Outstanding Senior Discount Notes

In connection with the acquisition of DiverseyLever, the Company had issued senior discount notes to Unilever with a principal amount of $240,790 due May 15, 2013. The notes were recorded at a fair value of $201,900 and accreted at a rate of 10.67% per annum, compounded semi-annually on May 15 and November 15 through May 14, 2007. Beginning May 15, 2007, the Company paid interest semi-annually in arrears with the first payment due November 15, 2007. In connection with the refinancing, the Company repaid these notes in full in November 2009.

(3)	Recapitalization and Refinancing Transactions

On October 7, 2009, the Company and Diversey entered into a series of agreements, which we collectively refer to as the “Transactions”, consisting of the following, and which closed on November 24, 2009:

(1)	an Investment and Recapitalization Agreement (the “Investment Agreement”), by and among Holdings, CDR Jaguar Investor Company, LLC (“CD&R Investor”), a Delaware limited liability company, owned by a private investment fund managed by Clayton, Dubilier & Rice, Inc. (“CD&R”), Commercial Markets Holdco, Inc. (“CMH”), and SNW Co., Inc., a wholly owned subsidiary of SCJ (“SNW”), pursuant to which:

(a)	the common equity ownership interests of the Company held by CMH were reclassified into 51.1 million new shares of class A common stock of Holdings; and

(b)	the Company issued 47.7 million shares of its new class A common stock to CD&R Investor and CD&R F&F Jaguar Investor, LLC, an affiliate of CD&R Investor (together with CD&R Investor, the “CD&R Investor Parties”), and 990,000 shares of its new class A common stock to SNW for cash consideration of $477 million and $9.9 million, respectively.

(2)	a Redemption Agreement (as amended, the “Redemption Agreement”), by and among the Company, Diversey, CMH, Unilever, N.V., a company organized under the laws of the Netherlands (“Unilever”), Marga B.V., a company organized under the laws of the Netherlands and an indirect, wholly owned subsidiary of Unilever (“Marga”), and Conopco, Inc., a New York corporation and an indirect, wholly owned subsidiary of Unilever (“Conopco”), pursuant to which Holdings purchased all of the common equity ownership interests of Holdings held by parties affiliated with Unilever in exchange for (a) $390.5 million in cash, (b) the settlement of certain amounts owing by Unilever to the Company and Holdings and owing to Unilever by Holdings and CMH, and (c) a warrant (the “Warrant”) to purchase 4,156,863 shares of Holdings’ new class A common stock, representing 4% of the outstanding common stock of Holdings at the closing of the Transactions assuming exercise of the Warrant.

At the closing of the Transactions, Holdings’ ownership, assuming the exercise of the Warrant, but excluding any impact of the new Stock Incentive Plan, is as follows: CMH, 49.1%; CD&R Investor Parties, 45.9%; SNW, 1.0%; and Unilever, 4.0%. SNW granted an irrevocable proxy to CMH to vote its common stock of Holdings, which, subject to certain limitations, increased CMH’s voting ownership in Holdings from approximately 49.1% to approximately 50.1% and decreased SNW’s voting ownership in Holdings from approximately 1.0% to 0.0%.

In addition to the agreements described above, the Company and Diversey also entered into the following agreements: (1) a consulting agreement between the Company, Diversey and CD&R, pursuant to which CD&R will provide certain management, consulting, advisory, monitoring and financial services to the Company and its subsidiaries (“Consulting Agreement”); and (2) amended commercial agreements between Diversey and SCJ, relating to, among other things, a facility lease, brand licensing, supply arrangements and administrative services.

The Company also entered into the following agreements: (1) a stockholders’ agreement, by and among the Company, CMH, SNW, CD&R Investor Parties, relating to certain governance rights and (2) a registration rights agreement by and among the Company, CD&R Investor Parties, CMH, SNW and Marga (“Holdings Registration Rights Agreement”).

The Company issued the Warrant to Marga (and subsequently assigned to another Unilever affiliate) for the purchase of 4,156,863 shares of the Company’s class A common stock at an initial exercise price of $0.01 per share. The Warrant is exercisable upon the occurrence of a liquidity event, or upon the exercise of drag-along rights or tag-along rights as described in the Holdings Registration Rights Agreement. The fair value of this Warrant is carried by the Company in its financial statements at $39.6 million, and is included in stockholders’ equity.

In connection with the Transactions, the Company and Diversey refinanced their debt and entered into new debt agreements, as follows:

•	the repurchase or redemption by Diversey of its previously outstanding senior subordinated notes and by the Company of its previously outstanding senior discount notes;

•	the repayment of all outstanding obligations under Diversey’s previously outstanding senior secured credit facilities and the termination thereof;

•	the entry by Diversey into a new $1.25 billion senior secured credit facility

•	the issuance by Diversey of $400 million aggregate principal amount of 8.25% senior notes due 2019; and

•	the issuance by the Company of $250 million aggregate initial principal amount of 10.5% senior notes due 2020.

Schedule II - Valuation and Qualifying Accounts

Diversey Holdings, Inc.

(Dollars in Thousands)

	Balance at Beginning of Year	Charges to Costs and Expenses	Charges to Other Accounts (1)	Deductions (2)	Balance at End of Year
Allowance for Doubtful Accounts
Fiscal Year Ended December 31, 2009	$20,487	$8,684	$1,788	$(10,314)	$20,645
Fiscal Year Ended December 31, 2008	25,646	7,388	(4,570)	(7,977)	20,487
Fiscal Year Ended December 28, 2007	30,648	4,642	3,123	(12,767)	25,646

Tax Valuation Allowance
Fiscal Year Ended December 31, 2009	335,452	53,044	19,133	(57,412)	350,217
Fiscal Year Ended December 31, 2008	295,376	72,656	15,741	(48,321)	335,452
Fiscal Year Ended December 28, 2007	260,870	89,702	(16,031)	(39,165)	295,376

(1)	Includes the effects of changes in currency translation and business acquisitions.
(2)	Represents amounts written off from the allowance for doubtful accounts, net of recoveries, or the release of tax valuation allowances in jurisdictions where a change in facts and circumstances lead to the usage or a change in judgment relating to the usage of net operating loss or tax credit carryforwards.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Diversey Holdings, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on June 11, 2010.

DIVERSEY HOLDINGS, INC.

By:	/S/ NORMAN CLUBB
Name:	Norman Clubb
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed on June 11, 2010 by the following persons in the capacities indicated.

Signature	Title

/S/ EDWARD F. LONERGAN Edward F. Lonergan	Director, President and Chief Executive Officer (Principal Executive Officer)

/S/ NORMAN CLUBB Norman Clubb	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* S. Curtis Johnson III	Director and Chairman

* James G. Berges	Director

* Todd C. Brown	Director

* Robert M. Howe	Director

* George K. Jaquette	Director

* Helen P. Johnson-Leipold	Director

S-1

Signature	Title

* Philip W. Knisely	Director

* Richard C. Levin	Director

* Clifton D. Louis	Director

* Richard J. Schnall	Director

*By:	/S/ NORMAN CLUBB
Norman Clubb Attorney-in-Fact

S-2

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Investment and Recapitalization Agreement with Form of Stockholders Agreement, dated as of October 7, 2009, by and among JohnsonDiversey Holdings, Inc., CDR Jaguar Investor Company, LLC, SNW Co., Inc. and Commercial Markets Holdco, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on October 14, 2009 (the “October 14, 2009 Form 8-K”))

3.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on December 1, 2009 (the “December 1, 2009 Form 8-K”))

3.2	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on March 2, 2010)

3.3	Second Amended and Restated By-Laws of the Company (incorporated by reference as Exhibit 3.2 to the December 1, 2009 Form 8-K)

4.1	Common Stock Purchase Warrant of the Company, dated as of November 24, 2009 and Assignment and Joinder Agreement dated as of December 22, 2009 between Marga B.V. as assignor and Unilever Swiss Holding AG as assignee (incorporated by reference as Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2010)

4.2	Registration Rights Agreement, dated as of November 24, 2009, among the Company and each of the stockholders of the Company party thereto (incorporated by reference as Exhibit 4.2 to the December 1, 2009 Form 8-K)

4.3	Indenture, dated as of November 24, 2009, between the Company and Wilmington Trust FSB, as trustee, relating to the 10.50% senior notes due 2020 of the Company (incorporated by reference as Exhibit 4.5 to the December 1, 2009 Form 8-K)

4.4	Exchange and Registration Rights Agreement, dated as of November 24, 2009, between the Company and the purchasers party thereto (incorporated by reference as Exhibit 4.6 to the December 1, 2009 Form 8-K)

5.1	Opinion of Jones Day**

10.1	Redemption Agreement, dated as of October 7, 2009, by and among JohnsonDiversey Holdings, Inc., JohnsonDiversey, Inc., Commercial Markets Holdco, Inc., Unilever, N.V., Marga B.V. and Conopco, Inc. (incorporated by reference to Exhibit 10.1 to the October 14, 2009 Form 8-K)

10.2	Amendment No. 1 to the Redemption Agreement, dated November 20, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on November 25, 2009)

10.3	Stockholders Agreement, dated as of November 24, 2009, among the Company, Commercial Markets Holdco, Inc., SNW Co., Inc., the CD&R Investor Parties and any stockholder of the Company who becomes a party thereto (incorporated by reference as Exhibit 10.1 to the December 1, 2009 Form 8-K)

10.4	Indemnification Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., the Company, the CD&R Investor Parties, Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R and Clayton Dubilier & Rice, Inc. (incorporated by reference as Exhibit 10.2 to the December 1, 2009 Form 8-K)

10.5	Indemnification Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., the Company and Commercial Markets Holdco, Inc. (incorporated by reference as Exhibit 10.3 to the December 1, 2009 Form 8-K)

Exhibit Number	Exhibit Description

10.6	Consulting Agreement, dated November 24, 2009, among JohnsonDiversey, Inc., the Company and Clayton, Dubilier & Rice, Inc. (incorporated by reference as Exhibit 10.4 to the December 1, 2009 Form 8-K)

10.7	Credit Agreement, dated as of November 24, 2009, among, inter alia, JohnsonDiversey, Inc., as a borrower, the Company, the lenders and issuers party thereto, as lenders, Citibank, N.A., as administrative agent, and the other parties thereto (incorporated by reference as Exhibit 10.8 to the December 1, 2009 Form 8-K)

10.8	Guaranty, dated as of November 24, 2009, made by JohnsonDiversey, Inc., the Company and certain of their U.S. subsidiaries in favor of the Guarantied Parties (as defined therein) (incorporated by reference as Exhibit 10.9 to the December 1, 2009 Form 8-K)

10.9	Guaranty, dated as of November 24, 2009, made by certain subsidiaries of JohnsonDiversey, Inc. organized outside of the United States in favor of the Guarantied Parties (as defined therein) (incorporated by reference as Exhibit 10.10 to the December 1, 2009 Form 8-K)

10.10	Pledge and Security Agreement, dated as of November 24, 2009, by the Grantors (as defined therein) in favor of the Principal Agent (as defined therein) (incorporated by reference as Exhibit 10.11 to the December 1, 2009 Form 8-K)

10.11	Asset and Equity Interest Purchase Agreement, dated May 1, 2006, by and among JD Polymer, LLC, JohnsonDiversey Holdings II B.V. and BASF Aktiengesellschaft (incorporated by reference as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 11, 2006 (the “May 11, 2006 Form 10-Q”))

10.12	First Amendment to Asset and Equity Interest Purchase Agreement, dated as of June 30, 2006, by and among JD Polymer, LLC, JohnsonDiversey Holdings II B.V. and BASF Aktiengesellschaft (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed with the SEC on July 7, 2006)

10.13	Umbrella Agreement in Respect of Professional Products among Unilever N.V., Unilever PLC and JohnsonDiversey, Inc., dated as of October 11, 2007 (incorporated by reference as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2007 (the “November 8, 2007 Form 10-Q”))***

10.14	Form of Amended and Restated Master Sales Agency Agreement among Unilever N.V., Unilever PLC and JohnsonDiversey, Inc. (incorporated by reference as Exhibit 10.2 to the November 8, 2007 Form 10-Q)***

10.15	Form of Master Sub-License Agreement in Respect of Professional Products among Unilever N.V., Unilever PLC and JohnsonDiversey, Inc. (incorporated by reference as Exhibit 10.3 to the November 8, 2007 Form 10-Q)***

10.16	Amendment No. 1 to Umbrella Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., Unilever and Unilever PLC (incorporated by reference as Exhibit 10.5 to the December 1, 2009 Form 8-K)

10.17	Amendment No. 1 to Master Sales Agency Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., Unilever and Unilever PLC (incorporated by reference as Exhibit 10.6 to the December 1, 2009 Form 8-K)

10.18	Amendment No. 1 to Master Sub-License Agreement, dated as of November 24, 2009, among JohnsonDiversey, Inc., Unilever and Unilever PLC (incorporated by reference as Exhibit 10.7 to the December 1, 2009 Form 8-K)

10.19	Lease Amendment, Assignment and Assumption Agreement dated as of May 1, 2006 by and among S.C. Johnson & Son, Inc., JohnsonDiversey, Inc. and JD Polymer, LLC (incorporated by reference as Exhibit 10.1 to the May 11, 2006 Form 10-Q)

Exhibit Number	Exhibit Description

10.20	Lease Assignment and Assumption Agreement dated as of May 1, 2006 by and among S.C. Johnson & Son, Inc., Diversey, Inc. and JD Polymer, LLC (incorporated by reference as Exhibit 10.1 to the May 11, 2006 Form 10-Q)

10.21	Amended and Restated Lease Agreement between S.C. Johnson & Son, Inc. and Diversey, Inc., dated as of November 24, 2009 (Waxdale Lease) (incorporated by reference as Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2010 (the “March 18, 2010 Form 10-K”))***

10.22	Amended and Restated Agreement between S.C. Johnson & Son, Inc. and Diversey, Inc., dated as of November 24, 2009 (Brand License Agreement) (incorporated by reference as Exhibit 10.31 to the March 18, 2010 Form 10-K)***

10.23	Amended and Restated Supply Agreement between Diversey, Inc. and S.C. Johnson & Son, Inc., dated as of November 24, 2009 (S.C. Johnson & Son, Inc. as manufacturer) (incorporated by reference as Exhibit 10.32 to the March 18, 2010 Form 10-K)***

10.24	Receivables Sale Agreement dated as of December 10, 2008 between JohnsonDiversey Canada, Inc., as Originator and JWPR Corporation, as Buyer (incorporated by reference as Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2009 (the “March 27, 2009 Form 10-K”))

10.25	Amended and Restated Receivables Sale Agreement dated as of December 10, 2008 between JohnsonDiversey Canada, Inc., as Originator and JWPR Corporation, as Buyer (incorporated by reference as Exhibit 10.19 to the March 27, 2009 Form 10-K)

10.26	Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, the Commercial Paper Conduits From Time To Time Party Hereto, as Conduits, Certain Financial Institutions Party Hereto, and The Bank Of Nova Scotia, as a Managing Agent and as the Agent (incorporated by reference as Exhibit 10.20 to the March 27, 2009 Form 10-K)

10.27	Amendment No. 1 to Third Amended and Restated Receivables Purchase Agreement dated July 15, 2009, entered into among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as the sole Conduit, and The Bank of Nova Scotia, as agent and as the sole Financial Institution (in such capacity, the “Financial Institution” and together with the Conduit, the “Purchasers”), agreed and acknowledged by Diversey (incorporated by reference as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2009 (the “August 13, 2009 Form 10-Q”))

10.28	Amendment No. 2, dated as of August 17, 2009, to the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as sole Conduit and The Bank of Nova Scotia as Agent and the sole Financial Institution (incorporated by reference as Exhibit 10.37 to the March 27, 2009 Form 10-K)

10.29	Omnibus Consent and Amendment No. 3, dated as of November 24, 2009, to the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as sole Conduit and The Bank of Nova Scotia as Agent and the sole Financial Institution (incorporated by reference as Exhibit 10.38 to the March 18, 2010 Form 10-K)

10.30	Amendment No. 4, dated as of December 4, 2009, to the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as sole Conduit and The Bank of Nova Scotia as Agent and the sole Financial Institution (incorporated by reference as Exhibit 10.39 to the March 18, 2010 Form 10-K)

Exhibit Number	Exhibit Description

10.31	Deed of Assignment dated July 15, 2009, entered into between JWPR Corporation and JohnsonDiversey UK Limited, agreed and acknowledged by Liberty Street Funding LLC and The Bank of Nova Scotia (incorporated by reference as Exhibit 10.2 to the August 13, 2009 Form 10-Q)

10.32	Deed of Release and Assignment of Trust Property dated July 15, 2009, entered into among JWPR Corporation as buyer, The Bank of Nova Scotia as agent, and JohnsonDiversey UK Limited as Company (incorporated by reference as Exhibit 10.5 to the August 13, 2009 Form 10-Q)

10.33	Receivables Purchase Agreement, dated September 8, 2009, among JDER Limited, as seller, Hannover Funding Company LLC, as purchaser, Norddeutsche Landesbank Girozentrale, as agent, and JohnsonDiversey UK Limited, JohnsonDiversey France S.A.S. and JohnsonDiversey España S.L., as originators and as servicers (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on September 10, 2009 (the “September 10, 2009 Form 8-K”))

10.34	Post Closing Agreement, dated September 8, 2009, to the Receivables Purchase Agreement dated September 8, 2009 among JDER Limited, as seller, Hannover Funding Company LLC, as purchaser, Norddeutsche Landesbank Girozentrale, as agent, and JohnsonDiversey UK Limited, JohnsonDiversey France S.A.S. and JohnsonDiversey España S.L., as originators and as servicers (incorporated by reference as Exhibit 10.43 to the March 18, 2010 Form 10-K)

10.35	First Amendment, dated November 12, 2009, to the Receivables Purchase Agreement dated September 8, 2009 among JDER Limited, as seller, Hannover Funding Company LLC, as purchaser, Norddeutsche Landesbank Girozentrale, as agent, and JohnsonDiversey UK Limited, JohnsonDiversey France S.A.S. and JohnsonDiversey España S.L., as originators and as servicers (incorporated by reference as Exhibit 10.44 to the March 18, 2010 Form 10-K)

10.36	Omnibus Amendment, dated as of November 24, 2009, to the (i) Receivables Purchase Agreement, dated as of September 8, 2009, (as amended by the Post Closing Agreement dated September 8, 2009, and the First Amendment to Receivables Purchase Agreement dated November 12, 2009), (ii) the Sale Agreements, each dated September 8, 2009, (iii) the Performance Guaranty, dated September 8, 2009 and (iv) the Intercreditor Agreement, dated September 8, 2009, by and among JDER Limited, as the seller, JohnsonDiversey UK Limited, as an originator and a servicer, JohnsonDiversey France S.A.S., as an originator and a servicer, JohnsonDiversey España S.L., as an originator and a servicer, Hannover Funding Company LLC, as the purchaser, Norddeutsche Landesbank Girozentrale, as agent, and acknowledged and agreed to by JohnsonDiversey, Inc., as performance guarantor, Citicorp USA, INC., as original senior credit agent under the Intercreditor Agreement and Citibank, N.A., as administrative agent under the Intercreditor Agreement (incorporated by reference as Exhibit 10.45 to the March 18, 2010 Form 10-K)

10.37	Receivables Sale Agreement, dated September 8, 2009, between JDER Limited, as assignee, and JohnsonDiversey UK Limited, as originator (incorporated by reference to Exhibit 10.2 to the September 10, 2009 Form 8-K)

10.38	French Receivables Sale Agreement, dated September 8, 2009, between JDER Limited, as assignee, and JohnsonDiversey France S.A.S., as the French originator (incorporated by reference to Exhibit 10.3 to the September 10, 2009 Form 8-K)

10.39	Spanish Sale Agreement, dated September 8, 2009, among JohnsonDiversey España S.L., as Spanish originator, JDER Limited and Norddeutsche Landesbank Girozentrale, as agent (incorporated by reference to Exhibit 10.4 to the September 10, 2009 Form 8-K)

10.40	Performance Guaranty Agreement, dated September 8, 2009, by JohnsonDiversey, Inc., as guarantor, in favor of Norddeutsche Landesbank Girozentrale, as agent (incorporated by reference to Exhibit 10.5 to the September 10, 2009 Form 8-K)

10.41	Stock Purchase Agreement by and among JWP Investments, Inc., Sorex Holdings, Ltd. and Whitmire Holdings Inc. dated as of June 9, 2004 (incorporated by reference as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 25, 2004)

Exhibit Number	Exhibit Description

10.42	Long-Term Cash Incentive Plan, effective as of January 1, 2006 (incorporated by reference as Exhibit 10.56 to the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2007 (the “March 22, 2007 Form 10-K”))****

10.43	Profit Sharing Plan, effective as of January 1, 2007 (incorporated by reference as Exhibit 10.57 to the March 22, 2007 Form 10-K)****

10.44	Amended and Restated Performance Bonus Opportunity Plan for Key Executives and Officers (incorporated by reference as Exhibit 10.54 to the March 22, 2007 Form 10-K)****

10.45	Agreement between JohnsonDiversey, Inc. (formerly known as S.C. Johnson Commercial Markets, Inc.) and S. Curtis Johnson III, dated December 6, 2001 (incorporated by reference as Exhibit 10.30 to the Registration Statement on Form S-4 of Diversey filed with the SEC on July 31, 2002 (File No. 333-97427) (the “Diversey Form S-4”))****

10.46	Level I Employment Agreement between JohnsonDiversey, Inc. and Edward F. Lonergan, dated September 15, 2008 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on September 18, 2008 (the “September 18, 2008 Form 8-K”))****

10.47	Level I Employment Agreement between JohnsonDiversey, Inc. and Scott D. Russell, dated September 15, 2008 (incorporated by reference to Exhibit 10.3 to the September 18, 2008 Form 8-K)****

10.48	Level I Employment Agreement between JohnsonDiversey, Inc. and Pedro Chidichimo, dated September 15, 2008 (incorporated by reference to Exhibit 10.4 to the September 18, 2008 Form 8-K)****

10.49	Level I Employment Agreement between JohnsonDiversey, Inc and Norman Clubb, dated January 4, 2010 (incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on January 7, 2010)****

10.50	Employment Agreement between JohnsonDiversey, Inc. (formerly known as S.C. Johnson Commercial Markets, Inc.) and David S. Andersen, dated November 8, 1999 (incorporated by reference as Exhibit 10.36 to the Diversey
Form S-4)****

10.51	Form of Level I Employment Agreement provided to certain executive officers of JohnsonDiversey, Inc. (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2008 (the “November 6, 2008 Form 10-Q”))****

10.52	Form of Level II Employment Agreement provided to certain officers of JohnsonDiversey, Inc. (incorporated by reference to Exhibit 10.7 to the November 6, 2008 Form 10-Q)****

10.53	Form of Level III Employment Agreement provided to certain officers of JohnsonDiversey, Inc. (incorporated by reference to Exhibit 10.8 to the November 6, 2008 Form 10-Q)****

10.54	Separation and Release Agreements between JohnsonDiversey, Inc. and Edward J. Kennedy, both dated November 17, 2008 (incorporated by reference as Exhibit 10.36 to the March 27, 2009 Form 10-K)****

10.55	Separation and Release Agreements between JohnsonDiversey, Inc. and Joseph F. Smorada, the former Executive Vice President and Chief Financial Officer of Diversey and the Company (incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K, filed with the SEC on January 19, 2010)****

10.56	Stock Incentive Plan and ancillary forms and agreements of the Company, dated as of January 11, 2010 (incorporated by reference as Exhibit 10.69 to the March 18, 2010 Form 10-K)

10.57	Director Stock Incentive Plan and ancillary forms and agreements of the Company, dated as of February 18, 2010 (incorporated by reference as Exhibit 10.70 to the March 18, 2010 Form 10-K)

Exhibit Number	Exhibit Description

10.58	Amendment No. 1 to Receivables Sale Agreement dated as of March 25, 2010 made between Diversey (f/k/a JohnsonDiversey, Inc.) and JWPR Corporation (incorporated by reference as Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company filed with the SEC on May 13, 2010 (the “May 13, 2010 Form 10-Q”))

10.59	Amendment No. 5 to Third Amended and Restated Receivables Purchase Agreement dated as of March 25, 2010 entered into among JWPR Corporation, as Seller and Servicer, Liberty Street Funding LLC, as the sole Conduit, and The Bank of Nova Scotia, as agent and as the sole Financial Institution (incorporated by reference as Exhibit 10.2 to the May 13, 2010 Form 10-Q)

12.1	Statement Regarding Computation of Ratios*

21.1	Subsidiaries of Diversey Holdings, Inc.*

23.1	Consent of Ernst & Young LLP**

23.2	Consent of Jones Day (included as part of its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney*

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust FSB, on Form T-1*

99.1	Form of Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Form of Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner*

*	Previously filed.
**	Filed herewith.
***	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.
****	Management contract or compensatory plan.